Pricing Supplement No. 2N Dated March 14, 1997 Rule 424(b)(5)
     (To Prospectus dated  December 18, 1996 and   File No. 33-49965
     Prospectus Supplement dated March 13, 1997)            33-64261
     THE CHASE MANHATTAN CORPORATION
[  ] Senior Medium-Term Notes, Series C
     Due From Nine Months to Thirty Years from Date of Issue
[X]  Subordinated Medium Term Notes, Series A
     Due From Nine Months to Thirty Years from Date of Issue
     Principal Amount: $100,000,000
     Issue Price:  8.845%
     Commission or Discount:  0.250%
     Proceeds to Company:   $8,595,000
     Agents:
     PaineWebber Incorporated
     Agent's  Capacity:   [   ]   As agent [ X ]  As principal
      if as principal    [ x ]   The Notes are being offered
at varying prices relating to prevailing market prices at
the time of sale.[  ]   The Notes are being offered at a
fixed initial public offering price equal to the Issue Price
( as a percentage of  Principal  Amount).
     Original Issue Date:  March 24, 1997
     Stated Maturity: March 24, 2027
     Form:  [ x ]   Book-entry          [_]  Certificated
     Currency:  U.S. Dollars

[ X ]   Fixed Rate Note:
         Interest Rate:  zero coupon

[   ]   Floating Rate Note:        CD [_]  Commercial Paper
Rate [_]   Federal Fund Effective Rate [_] LIBOR Telerate [   ]   LIBOR
Reuters [_]  Treasury Rate [  ]  Prime Rate [_] CMT [    ]
Initial Interest Rate: zero coupon
Interest Determination Dates:  N.A. Interest Payment Dates:     N.A.
Index Maturity:
Spread (+/-):            Spread Multiplier:
Maximum Interest Rate:        Minimum Interest Rate:
Optional Redemption :   Yes [ X ]    No  [_]
Redemption Dates and Prices:  The Company has the right to
call the Notes offered hereby, in whole, upon notice 20
calendar days prior to the dates below:
3/24/2007 19.852         3/24/2017 44.555
3/24/2008 21.523         3/24/2018 48.307
3/24/2009 23.336         3/24/2019 52.374
3/24/2010 25.301         3/24/2020 56.784
3/24/2011 27.431         3/24/2021 61.566
3/24/2012 29.741         3/24/2022 66.750
3/24/2013 32.245         3/24/2023 72.370
3/24/2014 34.960         3/24/2024 78.464
3/24/2015 37.904         3/24/2025 85.071
3/24/2016 41.095         3/24/2026 92.234

 The Agents listed above have been appointed by the Company for the limited purpose of offering the Subordinated Medium-Term Notes offered hereby. References to the "Agents" in the accompanying Prospectus Supplement shall be deemed to include the Agents listed above.